FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                For registration of certain classes of securities
                    pursuant to Section 12 (b) or (g) of the
                         Securities Exchange Act of 1934

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                               Anagram Plus, Inc.
                 (Name of small business issuer in its charter)

Delaware                                  3944                   65-1045323
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employee
of incorporation or           Classification Code Number)    Identification No.)
organization)

                        2700 N. Military Trail Suite 100
                            Boca Raton, Florida 33431
                        (Address and telephone number of
               principal executive offices and place of business)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered

None.                                   Not Applicable.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

 Securities Act registration statement file number to which this form relates:

                                    333-58720

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
                         ------------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. Description of Registrant's Securities to be Registered.

      A description of the securities to be registered hereby is set forth under the captions "Description of the Securities" in the prospectus that forms part of the registration statement of Anagram Plus, Inc. (Registration No. 333-58720) filed via EDGAR with the Securities and Exchange Commission on May 9, 2002, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The information contained in the above-referenced section of the foregoing Registration Statement and the prospectus which is a part thereof is hereby incorporated by reference thereto.

ITEM 2. Exhibits.

      1. Amendment No. 8 to Form SB-2 Registration Statement (Registration No. 333-58720) filed with the Securities and Exchange Commission on May 9, 2002, is incorporated herein by Reference.

      2. Articles of Incorporation are incorporated herein by reference to
Exhibit 3.1 to the Registration Statement.

      3. By-Laws of Registrant is incorporated herein by reference to Exhibit
3.2 to the Registration Statement.

      4. Specimen Common Stock Certificate is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Anagram Plus, Inc.


                                        By: /s/ Paul Michelin
                                           -------------------------
                                            Paul Michelin, President

Dated: May 22, 2002


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